----------------------
                                                           Exhibit 10.2
                                                           Form of Stock
                                                           Appreciation Right
                                                           Grant Agreement
                                                           (five year vesting)
                                                          ----------------------


                               S.Y. BANCORP, INC.

                            STOCK APPRECIATION RIGHT
                                 GRANT AGREEMENT

         This Stock Appreciation Right Grant Agreement dated as of __________, 20______ (the "Grant Date"), is between S.Y. Bancorp, Inc. (the "Company") and _______________________________ (the "Grantee").

                                    RECITALS

A. The Company adopted the S.Y. Bancorp, Inc. 2005 Stock Incentive Plan (the "Plan"). The Plan is administered by the Compensation Committee of the Board of Directors (the "Committee").

B. The Committee has designated Grantee as a Participant in the Plan, and wishes to set forth in this Agreement the Grantee's a right to receive shares of Common Stock equal in value to the difference between the Fair Market Value of a certain number of shares at this Grant Date and the Fair Market Value of those Shares on the date the Grantee exercises the right (a "Stock Appreciation Right," or "SAR"), subject to the terms of this Agreement.

                                   AGREEMENTS

         The Grantee and the Company agree as follows:

         1. Grant of Stock Appreciation Right. The Company grants to Grantee a stock appreciation right ("SAR") with respect to a total of _______ shares of Common Stock (the "Shares"), on the terms and conditions set forth below and in the Plan.

         2. Exercise Price. The exercise price of this SAR is $___________ per share, which is equal to the Fair Market Value of the Common Stock on the Grant Date.

         3. Term. This SAR is not exercisable and shall terminate after the expiration of 10 years from the Grant Date and may terminate on an earlier date in the event of Grantee's Termination of Employment with Stock Yards Bank & Trust Company (the "Bank"). An unexercised (or as-yet unvested) SAR shall lapse and become unexerciseable 3 months following Grantee's Termination of Employment, unless the termination is caused by death, in which case it shall continue to be exercisable for 12 months, or on account of Disability (as determined under a long term disability Plan of the Bank) or retirement (termination after age 60), in which cases Grantee's right to exercise the SAR (to the extent then vested) will continue until the 10-year expiration date.

         4. Vesting; Period of Exercise. If not earlier terminated pursuant to the Plan or terms of this Agreement, this SAR is first exercisable, in the portions indicated in the vesting schedule below, and once so vested remains exercisable until it lapses or terminates as provided herein and in the Plan:

         If there has not been a
         Termination of Employment then
         on the following Anniversary(ies)
         of Grant Date                         this % of the SARs becomes vested
         ---------------------------------     ---------------------------------
               1 year                                   20%
               2 years                                  40%
               3 years                                  60%
               4 years                                  80%
               5 years                                  100%

         5. Method of Exercise of SAR. Each exercise of this SAR shall be in writing (substantially in the form of Exhibit A hereto), signed by the Grantee, and received by the Company in its principal executive office. The Grantee may exercise this SAR with respect to less than the total number of Shares; provided that no partial exercise of this SAR may be made with respect to a fraction of a Share to which it is subject. Upon exercise of this SAR, and conditioned upon Grantee having made satisfactory arrangements for payment of the tax withholding related thereto in accordance with paragraph 6 below, the Grantee shall receive from the Company certificates issued in the Grantee's name for number of whole shares of Common Stock (rounded down in the case of a fraction) equal to the amount determined by dividing (A) the product of (i) the difference between the Fair Market Value on the date of exercise over the Exercise Price, times (ii) the number of Shares with respect to which this SAR is exercised, by (B) the Fair Market Value of a Share on the date of exercise.

         6. Tax Withholding. The Company or Bank may withhold or retain from any payment to Grantee (whether or not such payment is made pursuant to this Agreement) or take such other action which Company deems necessary to satisfy any income or other tax withholding requirements as a result of the exercise of the SARs. Grantee may elect to satisfy any federal and state tax withholding requirements through a reduction in the number of shares of Stock actually transferred to Grantee under the Plan upon the exercise of the SARs. If Grantee is subject to the requirements of Section 16 of the Securities Exchange Act of 1934, as amended, any such election and any such reduction must be effected in accordance with the conditions of Rule 16b-3 or any successor rule or regulation thereunder.

         7. Definitions. Unless provided to the contrary in this Agreement, the definitions contained in the Plan and any amendments thereto shall apply to this Agreement.

         8. Nontransferability of SAR. This SAR shall not be transferable other than by will or the laws of descent or distribution and shall be exercisable, during the Grantee's lifetime, only by Grantee.


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


         9. Restrictions Imposed by Law. Notwithstanding any other provision of this Agreement, Grantee agrees that Grantee shall not exercise this SAR and that the Company will not be obligated to deliver any shares of Common Stock or make any cash payment if counsel to the company determines that such exercise, delivery or payment would violate any law or regulation of any governmental authority or any agreement between the Company and any national securities exchange upon which the Common Stock is listed. The Company shall in no event be obligated to take any affirmative action in order to cause the exercise of this SAR to comply with any law or regulation of any governmental authority.

         10. Employment Relationship. Nothing in this Agreement or in the Plan shall limit the right of the Bank or the Company to terminate Grantee's employment or other form of service relationship or otherwise impose any obligation to employ and/or retain Grantee as a service provider.

         11. Shareholder Status. Grantee shall have no rights as a shareholder with respect to any shares of Stock under this Agreement until such shares have been duly issued and delivered to Grantee, and no adjustment shall be made for dividends of any kind or description whatsoever or for distributions of other rights of any kind or description whatsoever respecting the Shares except as expressly set forth in the Plan.

         12. Modification, Amendment and Cancellation. The Board of Directors of Bancorp shall have the right unilaterally to modify, amend or cancel this Option in accordance with the terms of the Plan, and, in particular, shall have the right under the Plan to cancel this Option if not exercised before a sale or certain other corporate transactions to the extent provided in the Plan.

         13. Provisions Consistent with Plan. This Agreement is intended to be construed to be consistent with, and is subject to, all applicable provisions of the Plan, which is incorporated herein by reference. In the event of a conflict between the provisions of this Agreement and the Plan, the provisions of the Plan shall prevail.

                                        S.Y. BANCORP, INC.


                                        By:      _______________________________

                                        Title:   _______________________________

                                        Date:    _______________________________



                                        GRANTEE:

                                        ________________________________________
                                        [Name of Grantee]
                                        (acknowledging receipt and conditions to exercise set out above)

                                        Date:  _________________________________



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


                                    EXHIBIT A

                   Notice of Stock Appreciation Right Exercise

I hereby exercise my stock appreciation right ("SAR") with respect to the number of shares of common stock of S.Y. Bancorp, Inc (the "Company") shown below pursuant to the S.Y. Bancorp, Inc 2005 Stock Incentive Plan:

     Date of SAR Grant Agreement: _____________________

     Number of shares with respect to which the grant is being exercised: ______

     Exercise price per share: ____________________

I understand that before I receive my certificate for the shares referenced above, the Company requires me to remit to it an amount sufficient to satisfy any outstanding amounts due to the Company and to satisfy any federal, state or local withholding tax requirements. Therefore, I hereby make arrangements for that tax withholding as follows (check one):


     |_|      Please  withhold  taxes  related to this exercise from my next available regular wages from the Bank.
     |_|      Please  reduce the shares to be issued  upon  exercise of this
              SAR by an amount equal to the tax withholding required.
     |_|      Attached is a check for tax withholding.




                                    __________________________________________
                                    Signature


                                    __________________________________________
                                    Print Name



                                    Date: ____________________________________




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